CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment #2 to Registration Statement No. 333-176529 on Form S-3 of our reports dated March 14, 2011, relating to the consolidated financial statements of Sun Bancorp, Inc., and the effectiveness of Sun Bancorp, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Philadelphia, Pennsylvania
October 11, 2011